EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES INFORMATION
             100 Williams Street, 25th Floor, New York, NY 10038 USA
                     Tel: (212) 269-6300 Fax (212) 771-6445

March 13, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Re: Van Kampen Focus Portfolios, Series 212 The Dow Strategic 10 Trust, March 2000 Series The Dow Strategic 5 Trust, March 2000 Series Strategic Picks Opportunity Trust, March 2000 Series EAFE Strategic 10 Trust, March 2000 Series (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-30036

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


Steve Miano
Director Fixed Income Data Operations